INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT dated as of ______________, 1998 by and between Colonial Trust II (the "Colonial Trust"), a Massachusetts business trust established under a Declaration of Trust dated February 14, 1980, as amended, on behalf of Colonial Money Market Fund (the "Colonial Fund"), a series of the Colonial Trust, and SR&F Base Trust ("Base Trust"), a Massachusetts trust established under a Declaration of Trust dated June 30, 1994, as amended, on behalf of SR&F Cash Reserves Portfolio (the "Portfolio"), a series of the Base Trust.

                                   WITNESSETH:

         WHEREAS, the parties hereto wish to enter into a master/feeder fund arrangement whereby the Colonial Fund will, at its sole discretion, invest all or substantially all of its assets in shares of beneficial interest in the Portfolio;

         WHEREAS, the Registration Statement of the Colonial Trust ("Registration Statement") as filed with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act," and together with the 1940 Act, the "Acts"), will disclose information concerning the Portfolio and the Base Trust; and

         WHEREAS, both the Base Trust and the Colonial Trust and their respective trustees and certain of their respective officers will execute the Registration Statement;

         NOW THEREFORE, the parties hereto agree as follows:

         SECTION 1. The Colonial Trust, on behalf of the Colonial Fund, agrees to indemnify and hold harmless each Base Trust Indemnitee (which term as used in this Agreement shall mean each of the Base Trust, each of its trustees, each of its officers who signed the Registration Statement, the Portfolio and each person who controls the Base Trust within the meaning of Section 15 of the 1933 Act, as applicable) against any losses, claims, expenses, damages or liabilities, joint or several, to which such Base Trust Indemnitee may become subject, under the Acts or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any final prospectus or statement of additional information relating to the shares offered thereby ("Final Prospectus") or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such statement or omission does not relate to information relating to the Base Trust or the Portfolio furnished in writing to the Colonial Trust by the Base Trust; and agrees to reimburse each Base Trust Indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending and such loss, claim, damage, liability or action.

         SECTION 2. The Base Trust, on behalf of the Portfolio, agrees to indemnify and hold harmless each Colonial Indemnitee (which term as used in this Agreement shall mean each of the Colonial Trust, each of its trustees, each of its officers who signed the Registration Statement, the Colonial Fund and each person who controls the Colonial Trust within the meaning of Section 15 of the 1933 Act, as applicable) against any losses, claims, expenses, damages or liabilities, joint or several, to which such Colonial Indemnitee may become subject, under the Acts or otherwise insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Final Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necesarry to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such statement or omission relates to information relating to the Base Trust or the Portfolio furnished in writing to the Colonial Trust by the Base Trust; and agrees to reimburse each Colonial Indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

         SECTION 3. Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of the commencement thereof but the omission to so notify the indemnifying party will not relieve it from any liability which it may have against any indemnified party otherwise than under this Agreement. In case such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party, representing all the indemnified parties under this Agreement who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld.

         SECTION 4. In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Agreement but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Agreement provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Colonial Trust is responsible pro rata in proportion to the proportion of aggregate losses, claims, expenses, damages or liabilities relating to disclosure not relating to information relating to the Portfolio or the Base Trust furnished in writing to the Colonial Trust by the Base Trust and the Base Trust is responsible pro rata in proportion to the proportion of aggregate losses, claims, expenses, damages or liabilities relating to information relating to the Base Trust or the Portfolio furnished in writing to the Colonial Trust by the Base Trust, provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to a contribution from any person who is not guilty of such fraudulent misrepresentation.

         SECTION 5. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof and are fully informed regarding said provisions. They further acknowledge that the provisions of this Agreement fairly allocate the risks in light of the ability of the parties to assure that adequate disclosure is made in the Registration Statement as required by the Acts. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Agreement, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Agreement and further agree not to attempt to assert any such defense.

         SECTION 6. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         SECTION 7. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 8. No provision of this Agreement shall protect or purport to protect any trustee or officer of a company (as defined in the 1940 Act) against any liability to the company or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         SECTION 9. A copy of the Declaration of Trust of the Colonial Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent, employee or shareholder of the Colonial Trust shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and properties of the Colonial Fund and not other series of the Colonial Trust. This Agreement is executed by the officer of the Base Trust on behalf of the Base Trust and not individually and is binding only upon the assets and property of the Portfolio and not the other series of the Base Trust, nor on any trustee, officer, agent, employee or shareholder of the Base Trust.



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         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement to be executed as a sealed instrument by its President or Vice President and its corporate seal to be affixed hereto and attested by its Secretary or Assistant Secretary.

                                          COLONIAL MONEY MARKET FUND

                                           BY:  COLONIAL TRUST II





ATTEST:__________________________         BY:_______________________________



                                         SR&F CASH RESERVES PORTFOLIO

                                           BY: SR&F BASE TRUST





ATTEST:__________________________         BY:________________________________